UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014

ASSEMBLY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York 10013
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Ventrus Biosciences, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 11, 2014, we completed the acquisition of Assembly Pharmaceuticals, Inc. (“Assembly”) as our wholly owned subsidiary. The acquisition was effected pursuant to the previously announced Agreement and Plan of Merger and Reorganization executed on May 16, 2014, whereby Assembly merged with our wholly-owned subsidiary, with Assembly continuing in existence as the surviving corporation (the “Merger”).

Pursuant to the terms of the merger agreement, the shares of Assembly common stock issued and outstanding immediately prior to the effective time of the Merger, which was 5:00 p.m. Eastern time, on July 11, 2014 (the “Effective Time”), ceased to be outstanding and were converted into an aggregate of 20,044,243 shares of our common stock. Also pursuant to the terms of the Merger Agreement, the options to purchase shares of Assembly common stock issued and outstanding immediately prior to the Effective Time were assumed by us and became exercisable for an aggregate of 3,108,257 shares of Ventrus common stock. These share and option amounts do not give effect to the one-for-five reverse stock split described in Item 5.03 below.

The shares of common stock and the options to purchase shares of common stock issued in the Merger are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise disposed of in the absence of an effective registration statement covering such shares or the availability of an applicable exemption from the registration requirements of the Securities Act.

An unaudited condensed balance sheet of Assembly Pharmaceuticals, Inc. as of June 30, 2014, and the related condensed statements of operations, stockholders’ deficit and cash flows for the six months ended June 30, 2014, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

Unaudited pro forma condensed combined financial statements reflecting the combined financial position of Ventrus Biosciences, Inc. and Assembly Pharmaceuticals, Inc. as of June 30, 2014, and the results of their unaudited condensed combined operations for the six months ended June 30, 2014 and the year ended December 31, 2013 as if the acquisition had occurred on June 30, 2014, January 1, 2014 and January 1, 2013, respectively, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

The press release announcing the completion of the acquisition of Assembly is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 concerning the common stock and options issued in the Merger is incorporated herein by reference.

The shares of common stock and options issued to the Assembly stockholders and option holders upon the consummation of the Merger were issued in reliance upon the exemption from registration afforded by Section 4(2) under the Securities Act and corresponding provisions of state securities laws.

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Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, we entered into employment agreements with Derek A. Small, Uri A. Lopatin and Lee D. Arnold. Pursuant to these agreements, Mr. Small will serve as President, Chief Operating Officer and Budget Chief, Dr. Lopatin will serve as Chief Medical Officer and Vice President, Research and Development, and Dr. Arnold will serve as Chief Scientific Officer. Mr. Small’s employment agreement has an initial term of two years, and Dr. Lopatin’s and Dr. Arnold’s employment agreements provide for at-will employment, subject to payment of severance benefits depending on the circumstances of termination. The employment agreements provide for a base salary of $350,000 per year for Mr. Small, $290,000 per year for Dr. Lopatin and $315,000 per year for Dr. Arnold. Each employee is also eligible for an annual discretionary bonus based on achievement of financial, clinical development and business milestones established by our Board of Directors, with Mr. Small eligible for a bonus of up to 50% of his base salary, and Dr. Arnold and Dr. Lopatin eligible for a bonus of up to 30% of their respective base salaries. Mr. Small and Dr. Lopatin will also be eligible for a retention bonus payable after three months of employment in the amount of $150,000 for Mr. Small and $100,000 for Dr. Lopatin. Further, we will reimburse Dr. Small or pay directly up to $120,000 in expenses incurred to maintain an apartment in or near the city in which our principal executive offices are located.

Mr. Small’s agreement will be extended automatically for one year periods unless we notify him in writing at least 180 days prior to the then current term that we intend to not extend the agreement. We also will use our best efforts to cause Mr. Small to be elected as a member of our board of directors throughout the term of the agreement. In the event of a change of control of our company (as defined in the agreement) and if during the six months immediately following a change of control Mr. Small’s employment is terminated by us without cause or by him for good reason, we will provide the following benefits: (i) a lump sum payment equal to 18 months of his then-current base salary; (ii) the full annual discretionary bonus; (iii) immediate vesting in full of all equity awards; (iv) extension of the exercise period for all stock options to the end of their term; and (v) reimbursement for his applicable health continuation coverage premiums for the lesser of 18 months or the maximum period permitted by law, provided this obligation will terminate if he becomes eligible for insurance benefits from another employer during the reimbursement period.

In addition, if Mr. Small’s employment is terminated during the term as a result of his disability (as defined in the agreement), or if Mr. Small’s, Dr. Lopatin’s or Dr. Arnold’s employment is terminated during the term by us without cause (as defined in each agreement), or by the executive for good reason (as defined in each agreement), then we will provide the following benefits to that individual: (i) the continued payment in installments of his then-current base salary for 12 months (6 months in the case of Dr. Lopatin and Dr. Arnold); (ii) all equity awards which would have become vested during the 12 months following the termination date will accelerate and vest; (iii) the extension of the exercise period for all vested stock options to the end of their term; and (iv) reimbursement for his applicable health care continuation coverage premiums for the lesser of 12 months (6 months in the case of Dr. Lopatin and Dr. Arnold) or the maximum period permitted by applicable law, provided that this obligation will cease if he becomes eligible for insurance benefits from another employer during the reimbursement period.

Under the employment agreements, Mr. Small and Dr. Arnold will be prohibited for 12 months after termination of employment from engaging in certain competitive activities. Dr. Lopatin will be subject to and bound by a Confidentiality and Assignment of Inventions Agreement.

In connection with the Merger, we amended the Employment Agreement of Dr. Ellison, our Chief Executive Officer. Pursuant to the amendment, Dr. Ellison will continue to serve as our Chief Executive Officer. However, after the Merger, at any time our Board may appoint Mr. Small as Chief Executive Officer. In such event, Dr. Ellison will become the Executive Chair, and his employment as Chief Executive Officer will end. The amendment further amends the definition of “good reason” to reflect Dr. Ellison’s transition to the position of Executive Chair by: (i) eliminating good reason based upon any material reduction of Dr. Ellison’s duties, responsibilities or authority, and (ii) adding good reason based upon a failure of the Board to appoint him as Executive Chair or the Board’s removal of Dr. Ellison as Executive Chair, provided that such failure or removal is not in connection with either a termination of Dr. Ellison’s employment for cause (as defined by the employment agreement), or as a result of the failure of our stockholders to elect Dr. Ellison to our Board.

In connection with the Merger, on July 11, 2014, Mr. Small, Dr. Richard DiMarchi and Mr. William Ringo became directors of our company, each to serve until our 2015 annual meeting or their successors are appointed. The election was approved by our stockholders at the Annual Meeting of Stockholders held on July 10, 2014. Our Board has appointed Dr. DiMarchi to the Corporate Governance Committee as Chair and Mr. Ringo to the Audit Committee and to the Compensation Committee as Chair.

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For biographical information on Mr. Small, Dr. DiMarchi and Mr. Ringo, see the information on each in the heading “Proposal No. 3 - Election of Directors” in the definitive proxy statement on Schedule 14A filed on June 9, 2014.

A copy of the amendment to Dr. Ellison’s employment agreement, and a copy of the employment agreements for Mr. Small, Dr. Lopatin and Dr. Arnold, are filed as Exhibits 10.23, 10.24, 10.25 and 10.26, respectively, and are hereby incorporated herein by reference. The foregoing descriptions of the amendment and the employment agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such amendment and agreements.

Effective July 10, 2014, all of our directors serving prior to the 2014 Annual Meeting of Stockholders and all of our employees, including Dr. Russell Ellison, our Chief Executive Officer, and Mr. David Barrett, our Chief Financial Officer, forfeited all outstanding options and restricted stock units. This represents an aggregate of 514,445 options with exercise prices ranging between $12.35 and $78.85, and 75,000 restricted stock units that were to vest when the 20 trading day volume weighted average price of our common stock was $20.75, $25.75 and $30.75, all of which share amounts and prices have been adjusted to give effect to the 1-for-5 reverse stock split described in Item 5.03 below. Also on July 10, 2014, we granted options to purchase an aggregate of 2,560,000 shares of our common stock (on a post split-adjusted basis) to our directors and employees with an exercise price of $7.20 (which is equal to the $1.44 closing price of our stock on July 10, 2014 on a post split-adjusted basis). These options vest one third on the date of grant, one third on the first anniversary of the option grant date and one third on the second anniversary of the option grant date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the authorization granted by our stockholders at our 2014 Annual Meeting of Stockholders held on July 10, 2014 of a 1-for-5 reverse stock split of our issued and outstanding shares of common stock, par value $0.001 per share, we filed with the Secretary of State of the State of Delaware on July 10, 2014, a Certificate of Amendment of our Third Amended and Restated Certificate of Incorporation to implement the reverse stock split effective as of July 11, 2014 at 5:01 p.m. Eastern time (the “Split Effective Time”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

At the Split Effective Time, all shares of our common stock issued and outstanding immediately prior to the Split Effective Time, including shares issued to Assembly stockholders in connection with the acquisition of Assembly, were automatically reclassified into a smaller number of shares such that each five shares of issued common stock immediately prior to the Split Effective Time were reclassified into one share of common stock. No fractional shares will be issued, and in lieu thereof, any person who would otherwise be entitled to a fractional share of common stock as a result of the reverse stock split will be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price per share of our common stock on the NASDAQ Capital Market on July 11, 2014, which was $1.45.

To reflect the reverse stock split, proportional adjustments will be made to our outstanding warrants, options and other equity awards and equity compensation plans.  The reverse stock split will not affect the par value per share of our common stock (which remains at $0.001 per share) or the total number of shares of common stock that we are authorized to issue pursuant to our Third Amended and Restated Certificate of Incorporation, as amended (which remains at 50,000,000). VStock Transfer, LLC, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates and the payment of cash in lieu of fractional shares.

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Also pursuant to the authorization granted by our stockholders at our 2014 Annual Meeting of Stockholders held on July 10, 2014, the Certificate of Amendment changed the name of our company to “Assembly Biosciences, Inc.”, effective as of July 11, 2014 at 5:01 p.m. Eastern time. In connection with the name change, our NASDAQ Capital Market trading symbol changed to “ASMB” effective upon the opening of trading on July 14, 2014.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation of Ventrus Biosciences, Inc.

10.23	Amendment dated July 11, 2014, to Employment Agreement, effective as of December 22, 2013 between Ventrus Biosciences, Inc. and Russell H. Ellison.

10.24	Employment Agreement, dated July 11, 2014, between Ventrus Biosciences, Inc. and Derek A. Small.

10.25	Employment Agreement, dated July 11, 2014, between Ventrus Biosciences, Inc. and Uri A. Lopatin.

10.26	Employment Agreement, dated July 11, 2014, between Ventrus Biosciences, Inc. and Lee D. Arnold.

10.27	Assembly Biosciences, Inc. 2014 Stock Incentive Plan (incorporated by reference to Appendix D to the definitive proxy statement on Schedule 14A filed on June 9, 2014).

23.1	Consent of EisnerAmper LLP.

99.1	Audited balance sheet of Assembly Pharmaceuticals, Inc. as of December 31, 2013, and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2013 and for the cumulative period from September 18, 2012 (inception) to December 31, 2013 (incorporated by reference to Appendix A to the definitive proxy statement on Schedule 14A filed on June 9, 2014).

99.2	Press release dated July 14, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSEMBLY BIOSCIENCES, INC.

Date: July 14, 2014	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer

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